SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

DURATEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14292	22-2427618
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10100 Old Columbia Road, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On February 6, 2006, Duratek, Inc., a Delaware corporation (“Duratek”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with EnergySolutions, LLC (formerly known as Envirocare of Utah, LLC), a Utah limited liability company (“EnergySolutions”), and Dragon Merger Corporation, a Delaware corporation and a wholly owned subsidiary of EnergySolutions (“Merger Sub”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Duratek, with Duratek continuing as the surviving corporation and a subsidiary of EnergySolutions (the “Merger”).  Duratek has issued a press release announcing the Merger, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Merger Agreement and Related Agreements

Pursuant to the terms of the Merger Agreement, EnergySolutions will acquire all of the outstanding shares of Duratek common stock for an aggregate consideration of approximately $327 million in cash.  Upon the effectiveness of the Merger, each issued and outstanding share of Duratek common stock will be converted into the right to receive $22.00 in cash, without interest, and each outstanding stock option, whether or not vested, will convert into the right to receive the excess, if any, of the $22.00 per share merger consideration over the per share exercise price of the option, less any tax withholding.

In addition, Duratek has agreed, among other things and subject to certain exceptions as described in the Merger Agreement, (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain transactions during such period, (iii) to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iv) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, for Duratek’s board of directors to recommend that the stockholders adopt the Merger Agreement and thereby approve the Merger, and (v) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, not to solicit proposals relating to alternative business combination transactions, or to enter into discussions concerning, or to provide information in connection with, alternative business combination transactions.

Consummation of the Merger is subject to a number of conditions, including approval by Duratek’s stockholders, absence of any law or order prohibiting the consummation of the Merger, expiration or termination of the applicable Hart-Scott-Rodino Antitrust Improvements Act waiting period, and certain other customary conditions.

Duratek expects to submit the Merger Agreement and the Merger to stockholders for their consideration during the second quarter of 2006 and to close the Merger promptly following receipt of stockholder and regulatory approval.

Pursuant to the terms of the Merger Agreement, EnergySolutions and Duratek each have certain termination rights.  Upon termination of the Merger Agreement under specified circumstances, Duratek may be required to pay EnergySolutions a termination fee of approximately $8.6 million.  In addition, if the Merger cannot be closed or is delayed for longer than twelve months due to certain regulatory or legal restrictions, EnergySolutions has agreed to pay a “reverse break-up fee” of $5 million in cash to Duratek and to provide a prepayment credit of $12 million to one of Duratek’s subsidiaries for waste disposal services performed by EnergySolutions under an existing commercial contract between the parties, as described more fully below.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

On February 6, 2006, in connection with entering into the Merger Agreement, EnergySolutions and Duratek Services, Inc., a wholly-owned subsidiary of Duratek (“Duratek Services”), entered into an Amendment (the “Amendment”) to a waste disposal agreement between the parties (the “Disposal Agreement”).  Under the Amendment, if the Merger cannot be closed or is delayed for longer than twelve months due to certain regulatory or legal restrictions, Duratek Services will receive a prepayment credit of $12 million towards fees otherwise payable to EnergySolutions in respect of the receipt, handling, storage, disposal, and treatment of waste material delivered by Duratek Services to EnergySolutions’ Clive, Utah disposal facility.  Duratek Services may use the credit over a three year period, subject to a cap of $4 million on usage of the credit during any annual period.  Subject to certain limitations, if Duratek Services is unable to utilize the full $4 million credit during any annual period, Duratek Services has the right to receive an amount of cash equal to the unused portion of the credit for that annual period.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.2, and is incorporated into this report by reference.

On February 6, 2006, Duratek and Computershare Investor Services, LLC entered into Amendment No. 1 (the “Rights Agreement Amendment”) to Rights Agreement, dated as of December 16, 2003 (the “Rights Agreement”) for the purpose of amending the Rights Agreement to render it inapplicable to the Merger and the transactions contemplated by the Merger Agreement.  The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The statements embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Please note that certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Additional Information About The Merger

Duratek will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed business combination referred to in the foregoing information.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Duratek’s stockholders seeking their approval of the transaction.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Duratek with the Commission at the Commission’s website at www.sec.gov, or by directing a request to: Diane Brown, Corporate Secretary, Duratek Inc., 10100 Old Columbia Road, Columbia, Maryland 21146.

Participants in the Merger

Duratek and its directors and executive officers may be considered participants in the solicitation of proxies from Duratek’s stockholders in connection with the proposed transaction.  Information about the directors and executive officers of Duratek and their ownership of Duratek stock is set forth in the proxy statement for Duratek’s 2005 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements.  Risks and uncertainties include the satisfaction of the conditions to closing, including receipt of stockholder and regulatory approval; general industry and market conditions; the risk that the perceived advantages of the transaction, if consummated, may not be achieved; and other risks and uncertainties detailed from time to time in Duratek’s filings with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.  The information set forth herein speaks only as of the date hereof, and Duratek disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.

Section 3 – Securities and Trading Markets

Item 3.03.  Material Modification to Rights of Security Holders.

As described above, Duratek and Computershare Investor Services, LLC entered into the Rights Agreement Amendment to the Rights Agreement.  The material terms of this transaction are described in Item 1.01 above and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

2.1	Agreement and Plan of Merger dated as of February 6, 2006, by and among EnergySolutions, LLC, Dragon Merger Corporation and Duratek, Inc.*

2.2	Amendment to Disposal Agreement dated as of February 6, 2006, between Duratek Services, Inc and EnergySolutions, LLC.

4.1	Amendment No. 1 to Rights Agreement dated as of February 6, 2006, between Duratek, Inc. and Computershare Investor Services, LLC.

99.1	Press release issued by Duratek, Inc. announcing the Agreement and Plan of Merger.

*                                         The Registrant has omitted certain schedules in accordance with Regulation S-K 601(b)(2).  The Registrant will furnish the omitted schedules to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Duratek, Inc.

Date: February 7, 2006	By:	/s/ Robert F. Shawver

Robert F. Shawver,
Executive Vice President and Chief Financial Officer